                                  SCHEDULE 14A

                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                    PROXY STATEMENT PURSUANT TO SECTION 14(A)
           OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. ____)


Filed by the registrant        [X]

Filed by a party other than the registrant     [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement.

[ ]  Confidential, For Use of the SEC Only (as permitted by Rule 14a-6(e)(2)).

[X]  Definitive Proxy Statement.

[ ]  Definitive Additional Materials.

[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12.

                            LIFEPOINT HOSPITALS, INC.
         --------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

  -----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies: ______

     (2)  Aggregate number of securities to which transaction applies: _________

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):____________

          ----------------------------------------------------------------------

          ----------------------------------------------------------------------
     (4)  Proposed maximum aggregate value of transaction:______________________

     (5)  Total fee paid:_______________________________________________________

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount Previously Paid: ______________________________________________

     (2)  Form, Schedule or Registration Statement No.: ________________________

     (3)  Filing Party: ________________________________________________________

     (4)  Date Filed: __________________________________________________________

                                [LIFEPOINT LOGO]



To Our Stockholders:

         You are cordially invited to attend the annual meeting of stockholders, which is to be held on Thursday, May 11, 2000, at 10:00 a.m., local time, at the Nashville City Center, 511 Union Street, 25th Floor, Nashville, Tennessee. The following pages contain the formal notice of the annual meeting and our proxy statement which describe the specific business to be considered and voted upon at the annual meeting.

         It is important that your shares be represented at the meeting. Whether or not you expect to attend in person, we would greatly appreciate your efforts to return the enclosed proxy as soon as possible. If you decide to attend the annual meeting, you may withdraw your proxy should you wish to vote in person.

         We look forward to seeing you at the annual meeting.


                                              Sincerely yours,


                                              /s/ Scott L. Mercy


                                              SCOTT L. MERCY
                                              Chairman of the Board
                                              and Chief Executive Officer


                             YOUR VOTE IS IMPORTANT
                     PLEASE SIGN, DATE AND RETURN YOUR PROXY

                            LIFEPOINT HOSPITALS, INC.

                           103 POWELL COURT, SUITE 200
                           BRENTWOOD, TENNESSEE 37027

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                   TO BE HELD
                             THURSDAY, MAY 11, 2000

                              --------------------

         Notice is hereby given that the annual meeting of stockholders of LifePoint Hospitals, Inc. will be held on Thursday, May 11, 2000, at 10:00 a.m., local time, at the Nashville City Center, 511 Union Street, 25th Floor, Nashville, Tennessee, for the following purposes:

                  (1) To elect two nominees as Class I directors of the Company;

                  (2) To ratify the appointment of Ernst & Young LLP as independent auditors to audit the consolidated financial statements of the Company and its subsidiaries for the year ending December 31, 2000; and

                  (3) To transact such other business as may properly come before the meeting or any adjournments thereof.

         Only stockholders of record at the close of business on March 17, 2000 will be entitled to vote at the annual meeting.

         The enclosed proxy statement contains more information pertaining to matters to be voted on at the annual meeting. Please read the proxy statement carefully.

         Whether or not you expect to attend the annual meeting in person, you are requested to sign, date and return the accompanying proxy in the enclosed, postage-paid envelope. If you decide to attend the annual meeting, you may withdraw your proxy should you wish to vote in person.


                                            By Order of the Board of Directors,

                                            /s/ William F. Carpenter III


                                            WILLIAM F. CARPENTER III
                                            Secretary

Brentwood, Tennessee
April 7, 2000

                            LIFEPOINT HOSPITALS, INC.

                              --------------------

                                 PROXY STATEMENT
                                     FOR THE
                         ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 11, 2000

                              --------------------

         This Proxy Statement is furnished to the holders of common stock of LifePoint Hospitals, Inc. in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the annual meeting of stockholders of the Company to be held on Thursday, May 11, 2000, at 10:00 a.m., local time, at the Nashville City Center, 511 Union Street, 25th Floor, Nashville, Tennessee, and at any adjournments or postponements thereof.

         Only the holders of common stock of record at the close of business on March 17, 2000 will be entitled to vote at the annual meeting. On such date, 33,704,040 shares of common stock were outstanding. Each stockholder is entitled to one vote per share held of record on the record date. This proxy statement and the accompanying proxy are first being mailed on or about April 7, 2000.

         A majority of the shares of common stock entitled to vote, represented in person or by proxy, is required to constitute a quorum. If a quorum is not present at the time of the annual meeting, or if for any reason the Company believes that additional time should be allowed for the solicitation of proxies, the Company may adjourn or postpone the annual meeting with or without a vote of the stockholders.

         All shares of common stock represented at the annual meeting by properly executed proxies received prior to or at the annual meeting and not properly revoked will be voted at the annual meeting in accordance with the instructions indicated thereon. If no specification is made, the proxies will be voted (a) FOR the election of both nominees as directors of the Company and (b) FOR ratification of the appointment of Ernst & Young LLP as independent auditors of the Company.

         Directors must be elected by a plurality of votes cast (in person or by proxy) by the holders of common stock entitled to vote at the annual meeting if a quorum is present. Abstentions and broker non-votes will be counted for purposes of determining the presence of a quorum at the annual meeting, but will not have the effect of voting in opposition to a director.

         All matters other than the election of directors shall be determined based upon the vote of the majority of shares present (in person or by proxy) and entitled to vote at the annual meeting if a quorum is present. Abstentions and broker non-votes will have the effect of a vote against such proposals.

         All expenses of the annual meeting, including the cost of soliciting proxies, will be paid by the Company. The Company may reimburse persons holding shares in their names for others, or holding shares for others who have the right to give voting instructions, such as brokers, banks, fiduciaries and nominees, for such persons' reasonable expenses in forwarding the proxy materials to their principals.

         Any stockholder giving a proxy may revoke it by delivering a written notice of such revocation to the Secretary of the Company at 103 Powell Court, Suite 200, Brentwood, Tennessee 37027 prior to the annual meeting, by submitting to the Company a more recently dated proxy or by attending the annual meeting and voting at any time before it is exercised.

PROPOSAL 1: ELECTION OF DIRECTORS

         The Company's Certificate of Incorporation provides that the Board of Directors shall consist of not less than three nor more than 15 directors as established by the Board of Directors. The size of the Board of Directors has been established at five directors. The Certificate of Incorporation provides that the Board of Directors shall be divided into three classes of as nearly equal size as possible. Approximately one-third of the directors are elected each year. The Board of Directors has nominated the two individuals named below under the caption "Class I Nominees" for election as directors to serve until the annual meeting of stockholders in 2003 or until their successors have been elected and qualified.

REQUIRED VOTE

         Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. The Company's Certificate of Incorporation does not provide for cumulative voting and, accordingly, the holders of the Company's common stock do not have cumulative voting rights with respect to the election of directors. Consequently, each stockholder may cast one vote per share for each nominee. Unless a proxy specifies otherwise, the persons named in the proxy will vote the shares covered thereby FOR the nominees designated by the Board of Directors listed below. Should any nominee become unavailable for election, an event not now anticipated, shares covered by a proxy will be voted for a substitute nominee selected by the current Board of Directors.

CLASS I NOMINEES:

RICKI TIGERT HELFER
Age - 55
Director since May 1999

         Ricki Tigert Helfer is currently an Associate Professor of Law and Director of the Financial Institutions Regulation Program at American University's Washington College of Law. Ms. Helfer was a non-resident Senior Fellow at the Brookings Institution from February 1998 to July 1999. Since June 1997, Ms. Helfer has been a Consultant in the field of International Banking. Prior to that time, she was the Chairman of the Board of Directors and Chief Executive Officer of the Federal Deposit Insurance Corporation from October 1994 to May 1997; and a partner at Gibson, Dunn & Crutcher prior thereto.

JOHN E. MAUPIN, JR., D.D.S.
Age - 53
Director since May 1999

         John E. Maupin, Jr., D.D.S. has been the President of Meharry Medical College since July 1994 and served as the Executive Vice President of Morehouse School of Medicine prior thereto. Dr. Maupin is a member of the Nashville Advisory Board, First American National Bank and a director of American General Series Portfolio Company, Monarch Dental Corporation and USLIFE Income Fund, Inc.

CONTINUING DIRECTORS:

         The persons named below will continue to serve as directors until the annual meeting of stockholders in the year indicated or until their successors are elected and take office. Stockholders are not voting at this annual meeting on the election of Class II and Class III directors. The following shows the names, ages and principal occupations of each continuing director and the year in which each was first elected to the Board of Directors.

CLASS II DIRECTORS SERVING UNTIL 2001:

DEWITT EZELL, JR.
Age - 61
Director since May 1999

         DeWitt Ezell, Jr. served as State President, BellSouth Corporation from January 1995 until his retirement on April 30, 1999. Mr. Ezell is a director of BlueCross BlueShield of Tennessee, Nashville Public Television and Learning Plus, as well as Vice President of Finance of the Middle Tennessee Boy Scouts of America.

WILLIAM V. LAPHAM
Age - 61
Director since May 1999

         William V. Lapham acted as Chief Financial Officer of Uptons, a division of American Retail Group, from January 1999 to June 1999. Prior to that time, Mr. Lapham served as a partner at Ernst & Young LLP for 26 years until his retirement on September 30, 1998. He was a member of the Ernst & Young International Council until December 31, 1997. Mr. Lapham is a director of Renal Care Group, Inc.

CLASS III DIRECTOR SERVING UNTIL 2002:

SCOTT L. MERCY
Age - 38
Director since May 1999

         Scott L. Mercy has been the Chairman and Chief Executive Officer and a Director of LifePoint since May 11, 1999. From September 1, 1998 until May 11, 1999, Mr. Mercy served as the Chief Executive Officer of the America Group of Columbia/HCA Healthcare Corporation ("Columbia/HCA"). Mr. Mercy served as President and Chief Executive Officer of America Service Group Inc. (health care services for correctional facilities) from 1996 through September 1, 1998; Senior Vice President-Financial Operations of Columbia/HCA from 1994 through 1995; and as Vice President-Financial Operations and Director-Financial Operations Support of Hospital Corporation of America prior thereto. Mr. Mercy is a director of America Service Group Inc.

INFORMATION REGARDING THE BOARD OF DIRECTORS

         The Board of Directors held four meetings during 1999, including regular and special meetings. Each incumbent director attended at least 75% of the meetings of the Board of Directors and committees thereof on which the director serves.

         The LifePoint Board of Directors has a number of standing committees, including an audit and compliance committee and a compensation committee.

         Audit and Compliance Committee. The audit and compliance committee of the Board of Directors reviews and makes reports and recommendations to the Board of Directors with respect to the selection of the independent auditors of LifePoint and its subsidiaries, the arrangements for and the scope of the audits to be performed by them and the internal audit activities, accounting procedures and controls of LifePoint, and reviews the annual consolidated financial statements of LifePoint. The committee also monitors adherence to LifePoint's regulatory compliance program. The members of the audit and compliance committee are Ms. Helfer, Dr. Maupin and Messrs. Ezell and Lapham, with Mr. Lapham serving as chair. During 1999, the audit and compliance committee held three meetings.

         Compensation Committee. The compensation committee of the Board of Directors is responsible for approving compensation arrangements for executive management of LifePoint, reviewing compensation plans relating to officers, grants of options and other benefits under LifePoint's employee benefit plans and reviewing generally LifePoint's employee compensation policy. The members of the compensation committee are Ms. Helfer, Dr. Maupin and Messrs. Ezell and Lapham, with Mr. Ezell serving as chair. During 1999, the compensation committee held four meetings.

COMPENSATION OF DIRECTORS

         The annual retainer for outside directors who are neither officers nor employees of LifePoint is $18,000 and the board meeting fee is $1,500 per meeting. Committee members receive a fee of $1,000 per meeting payable only for attendance at committee meetings not held in conjunction with a meeting of the Board of Directors. Directors also are reimbursed for expenses incurred relating to attendance at meetings. Under the outside directors stock and incentive compensation plan, each non-employee director may elect to receive, in lieu of all or any portion, in multiples of 25%, of his annual retainer, deferred stock units, the payout of which, at the election of the director, may be deferred for two years or until the end of such director's term of office.

         The payment of deferred stock units will be made through the issuance of a stock certificate for a number of shares equal to the number of deferred stock units.

         Pursuant to the plan, each non-employee director received on June 7, 1999 a one-time grant of an option to acquire 3,329 shares of LifePoint common stock, exercisable at the fair market value of LifePoint common stock on the date of grant. The one-time options become exercisable as to all of the shares covered by the option on the third anniversary of the date of grant. Each person who is a non-employee director on the day of the annual meeting of LifePoint's stockholders will be granted on a date to be selected by the LifePoint Board of Directors an option to acquire shares of LifePoint common stock, exercisable at the fair market value of LifePoint common stock on the date of grant, for a number of shares to be determined by the LifePoint Board of Directors. The annual options will become exercisable as to one-third of the shares covered by the option on the date of grant and each of the two next succeeding anniversaries of the date of grant. Upon the occurrence of a change in control of LifePoint, each outstanding option shall become fully and immediately exercisable.

             THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS
                  VOTE FOR THE ELECTION OF BOTH OF THE PROPOSED
                   CLASS I NOMINEES TO THE BOARD OF DIRECTORS.

PROPOSAL 2: SELECTION OF INDEPENDENT AUDITORS

         Upon the recommendation of the audit and compliance committee, the Board of Directors of the Company has appointed, subject to the approval of the stockholders, the firm of Ernst & Young LLP as independent auditors to audit the Company's consolidated financial statements for the year ending December 31, 2000. If the appointment of Ernst & Young LLP is not approved by the stockholders, the matter will be referred to the audit and compliance committee for further review.

         It is anticipated that representatives of Ernst & Young LLP will attend the annual meeting and will have an opportunity to make a statement, if they determine to do so, and will be available to respond to questions at that time.

      THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE
           SELECTION OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT
             AUDITORS TO AUDIT THE COMPANY'S CONSOLIDATED FINANCIAL
                STATEMENTS FOR THE YEAR ENDING DECEMBER 31, 2000.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

         The following table sets forth certain information regarding beneficial ownership as of March 17, 2000 (unless otherwise indicated) by (i) each director, nominee for director and executive officer, (ii) each person known by the Company to be the beneficial owner of more than 5% of the common stock of the Company and (iii) all directors and executive officers as a group. Except as otherwise indicated, the beneficial owners listed below have sole voting and investment power with respect to all shares owned by them, except to the extent such power is shared by a spouse under applicable law.


                                                                       NUMBER OF          PERCENT OF
   NAME OF BENEFICIAL OWNER                                          SHARES (1)(2)           CLASS
   ------------------------                                          -------------        ----------

   LifePoint Hospitals, Inc. Retirement Plan................            2,796,719              8.3%
   AXA Assurances I.A.R.D. Mutuelle, AXA Assurances
   Vie Mutuelle, AXA Conseil Vie Assurance Mutuelle,
   AXA Courtage Assurance Mutuelle, AXA and AXA
   Financial, Inc.(3).......................................            3,480,491             10.3%
   Vanguard Windsor Funds(4)................................            2,032,189              6.0%
   Scott L. Mercy(5)........................................              513,788              1.5%
   Ricki Tigert Helfer(5)(6)................................                1,388                 *
   Dr. John E. Maupin, Jr., D.D.S.(5).......................                  555                 *
   DeWitt Ezell, Jr.(5)(6)..................................                4,072                 *
   William V. Lapham(5)(7)..................................                3,105                 *
   William F. Carpenter III(5)..............................              251,219                 *
   Neil D. Hemphill(5)......................................              141,442                 *
   James M. Fleetwood, Jr.(5)...............................              271,535                 *
   Kenneth C. Donahey(5)....................................              281,473                 *
   William M. Gracey(5)(8)..................................              129,535                 *
   Daniel S. Slipkovich(5)..................................              132,025                 *
   All directors and executive officers as a
   group (11 persons)(5)....................................            1,730,137              5.0%

-----------
*Less than one percent.

(1) Unless otherwise indicated, each stockholder shown on the table has sole voting and investment power with respect to the shares beneficially owned. The number of shares shown does not include the interest of certain persons in shares held by family members in their own right.
(2) Each named person or group is deemed to be the beneficial owner of securities which may be acquired within 60 days through the exercise or conversion of options, warrants and rights, if any, and such securities are deemed to be outstanding for the purpose of computing the percentage beneficially owned by such person or group. Such securities are not deemed to be outstanding for the purpose of computing the percentage beneficially owned by any other person or group. Accordingly, the indicated number of shares includes shares issuable upon conversion of convertible securities or upon exercise of options (including employee stock options) held by such person or group.
(3) The ownership given for AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle, AXA Conseil Vie Assurance Mutuelle, AXA Courtage Assurance Mutuelle, AXA and AXA Financial, Inc. is based on information contained in the Schedule 13G dated February 14, 2000, filed with the Securities and Exchange Commission ("SEC"). The AXA Entities have shared voting power as to 3,000,131 shares and shared dispositive authority as to 317,700 shares. The address of AXA Financial, Inc. is 1290 Avenue of the Americas, New York, New York 10104.
(4) The ownership given for Vanguard Windsor Funds ("Vanguard") is based on information contained in the Schedule 13G dated February 8, 2000, filed with the SEC. Vanguard has shared dispositive authority as to 2,032,189 shares. The address of Vanguard is 455 Devon Park Drive, Wayne, Pennsylvania 19087-1815.
(5) Includes shares that are issuable by options that are exercisable within 60 days (Mr. Mercy, 186,150; Ms. Helfer, 555; Dr. Maupin, 555; Mr. Ezell, 555; Mr. Lapham, 555; Mr. Carpenter, 104,878; Mr. Hemphill, 71,859; Mr. Fleetwood, 124,079; Mr. Donahey, 125,112; Mr. Gracey, 55,849; and Mr. Slipkovich, 55,839).
(6) Ms. Helfer and Mr. Ezell have sole voting power to 555 shares and 2,407 shares, respectively. The remaining 833 shares listed for Ms. Helfer and 1,665 shares listed for Mr. Ezell represent Deferred Stock Units payable in common stock, granted under the LifePoint Outside Directors Stock and Incentive Compensation Plan.
(7) Includes 1,250 shares held by Mr. Lapham's wife, as to which he disclaims beneficial ownership.
(8) Includes 74 shares and options to purchase 416 shares held by Mr. Gracey's wife, as to which he disclaims beneficial ownership.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers, directors and persons who own more than 10% of a registered class of the Company's securities to file reports of ownership and changes in ownership with the SEC.

         Based solely on a review of copies of reports filed with the SEC and written representations from certain of the Company's directors and executive officers that no other reports were required, the Company believes that all persons subject to the reporting requirements pursuant to Section 16(a) filed the required reports on a timely basis with the SEC.

                             EXECUTIVE COMPENSATION

         The information under this heading relates to the compensation paid to the Chief Executive Officer of LifePoint and the four executive officers of LifePoint who were, based on such compensation, the most highly compensated LifePoint executive officers for the year ended December 31, 1999 (hereinafter, collectively referred to as the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE


                                                                                       LONG-TERM
                                                    ANNUAL COMPENSATION (1)          COMPENSATION
                                              ----------------------------------     -------------
                                                                                       SECURITIES
                                                                                       UNDERLYING       ALL OTHER
                                                  SALARY               BONUS            OPTIONS        COMPENSATION
NAME AND PRINCIPAL POSITION        YEAR           ($) (2)               ($)              (#)(3)             ($)
---------------------------        ----        ------------          ----------       ------------      ------------


Scott L. Mercy...............       1999          $198,694            $150,000            599,906        $ 3,588(4)
   Chairman and Chief Executive
   Officer

James M. Fleetwood, Jr.......       1999          $180,200            $ 74,237            418,957        $ 2,675(5)
   President and Chief Operating
   Officer


Kenneth C. Donahey...........       1999          $176,327            $ 74,237            419,990        $ 3,588(6)
   Senior Vice President and
   Chief Financial Officer

William M. Gracey............       1999          $149,826            $ 65,433            187,288(7)     $ 3,418(8)
   Division President

Daniel S. Slipkovich.........       1999          $149,703            $ 63,932            187,278        $86,675(9)
   Division President


-----------


(1) Perquisites and other personal benefits did not exceed the lesser of either $50,000 or 10% of the total of annual salary and bonus for any executive officer identified in the table.
(2) The Company first became a separate, publicly-traded company effective May 11, 1999, the date of the distribution of all of the issued and outstanding common stock of LifePoint to the stockholders of Columbia/HCA. However, the Company assumed payroll obligations for LifePoint employees effective May 1, 1999. Accordingly, the compensation reported covers only the compensation of fiscal year 1999 beginning May 1, 1999. The Named Executive Officers did not earn any compensation from LifePoint prior to May 1, 1999, and the table does not include compensation paid by Columbia/HCA prior to May 1, 1999.
(3) For additional information regarding these grants, see the Option Grants in Last Fiscal Year table on page 12.
(4) Includes contributions of $913 under the Company's 401(k) Plan and approximately $2,675 under the Company's Employee Stock Ownership Plan.
(5) Includes contributions of approximately $2,675 under the Company's Employee Stock Ownership Plan.
(6) Includes contributions of $913 under the Company's 401(k) Plan and approximately $2,675 under the Company's Employee Stock Ownership Plan.
(7) Includes options to purchase 416 shares originally granted by Columbia/HCA to Mr. Gracey's wife, as to which Mr. Gracey disclaims beneficial ownership.
(8) Includes contributions of $913 under the Company's 401(k) Plan and approximately $2,505 under the Company's Employee Stock Ownership Plan.
(9) Includes contributions of approximately $2,675 under the Company's Employee Stock Ownership Plan and a one-time payment of $84,000 to compensate Mr. Slipkovich for a reduction in salary at the time of the distribution described in Note 2.

         The following table sets forth information concerning the stock options granted to the Named Executive Officers in 1999:

                        OPTION GRANTS IN LAST FISCAL YEAR



                                                  INDIVIDUAL GRANTS
                            ---------------------------------------------------------
                              NUMBER OF                                                  POTENTIAL REALIZABLE VALUE AT
                             SECURITIES      PERCENT OF                                            ASSUMED
                             UNDERLYING     TOTAL OPTIONS                                 ANNUAL RATES OF STOCK PRICE
                               OPTIONS        GRANTED TO     EXERCISE OF                 APPRECIATION FOR OPTION TERM(2)
                               GRANTED       EMPLOYEES IN     BASE PRICE   EXPIRATION   ---------------------------------
           NAME                (#)(1)        FISCAL YEAR       ($/SH)         DATE          5% ($)           10%($)
           ----                ------        -----------       ------         ----          ------           ------

Scott L. Mercy                    394(3)        0.01%         $  0.07       3/16/14      $   10,212.52   $   20,546.75
                               75,000(4)        1.84%            9.75       5/21/09         459,879.19    1,165,424.20
                               75,000(5)        1.84%           10.00        6/1/09         471,670.97    1,195,306.80
                               69,512(6)        1.70%           10.81        6/7/09         472,676.25    1,197,854.40
                              380,000(7)        9.31%           10.81        6/7/09       2,583,970.80    6,548,289.30

James M. Fleetwood, Jr.         1,042(3)        0.03%            5.32        8/5/02           9,530.35       11,788.56
                                2,052(3)        0.05%            5.46       8/25/02          18,499.42       22,946.49
                                2,084(3)        0.05%            6.42      12/16/02          16,779.35       21,295.77
                                  373(3)        0.01%            8.29      12/21/03           2,574.53        3,733.60
                                  888(3)        0.02%           12.90       4/22/05           3,417.02        8,206.29
                                1,578(3)        0.04%           17.36        2/8/06             364.29       11,047.67
                                1,184(3)        0.03%           18.38        2/3/07             109.63        9,968.40
                               37,500(4)        0.92%            9.75       5/21/09         229,939.60      582,712.09
                               37,500(5)        0.92%           10.00        6/1/09         235,835.48      597,653.42
                               34,756(6)        0.85%           10.81        6/7/09         236,338.13      598,927.05
                              300,000(7)        7.35%           10.81        6/7/09       2,039,976.90    5,169,702.10

Kenneth C. Donahey              2,084(3)        0.05%            5.15       7/15/02          19,424.36       23,940.78
                                4,168(3)        0.10%            6.42      12/16/02          33,558.70       42,591.54
                                  496(3)        0.01%            8.29      12/21/03           3,423.51        4,964.79
                                1,776(3)        0.04%           12.90       4/22/05           6,834.04       16,412.57
                                1,184(3)        0.03%           17.36        2/8/06             273.33        8,289.26
                                  526(3)        0.01%           18.38        2/3/07              48.70        4,428.53
                               37,500(4)        0.92%            9.75       5/21/09         229,939.60      582,712.09
                               37,500(5)        0.92%           10.00        6/1/09         235,835.48      597,653.42
                               34,756(6)        0.85%           10.81        6/7/09         236,338.13      598,927.22
                              300,000(7)        7.35%           10.81        6/7/09       2,039,976.90    5,169,702.10

William M. Gracey                 631(3)        0.02%           11.87       2/11/04           2,578.97        5,215.20
                                  680(3)        0.02%           12.33        2/9/05           3,008.32        6,675.77
                                  394(3)        0.01%           17.36        2/8/06              90.96        2,758.42
                                  289(3)        0.01%           18.38        2/3/07              26.76        2,433.17
                               18,750(4)        0.46%            9.75       5/21/09         114,969.80      291,356.04
                               18,750(5)        0.46%           10.00        6/1/09         117,917.74      298,826.71
                               17,378(6)        0.43%           10.81        6/7/09         118,169.06      299,463.61
                              130,000(7)        3.18%           10.81        6/7/09         883,990.00    2,240,204.20
                                  124(3)(8)     0.00%            5.63      12/14/02           1,095.90        1,364.63
                                  118(3)(8)     0.00%           11.87       2/11/04             482.28          975.27
                                   63(3)(8)     0.00%           12.33        2/9/05             278.71          618.49
                                   59(3)(8)     0.00%           17.36        2/8/06              13.62          413.06
                                   52(3)(8)     0.00%           18.38        2/3/07               4.81          437.80

Daniel S. Slipkovich            1,042(3)        0.03%            5.15       7/15/02           9,712.18       11,970.39
                                  202(3)        0.00%            8.29      12/21/03           1,394.25        2,021.95
                                  473(3)        0.01%           12.90       4/22/05           1,820.10        4,371.14
                                  355(3)        0.01%           17.36        2/8/06              81.95        2,485.38
                                  328(3)        0.01%           18.38        2/3/07              30.37        2,761.52
                               18,750(4)        0.46%            9.75       5/21/09         114,969.80      291,356.04
                               18,750(5)        0.46%           10.00        6/1/09         117,917.74      298,826.71
                               17,378(6)        0.43%           10.81        6/4/09         118,169.06      299,463.61
                              130,000(7)        3.18%           10.81        6/7/09         883,990.00    2,240,204.20


-----------
(1)  All options were granted pursuant to the 1998 Long-Term Incentive Plan.
(2) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term and based upon assumed rates of appreciation in the market price of the common stock of 5% and 10% compounded annually from the date of grant to the expiration date. Actual gains, if any, upon the exercise of stock options will depend on the future performance of the common stock and the date on which the options are exercised.
(3) Consists of non-qualified options to acquire the Company's common stock that were received upon conversion of non-qualified stock options granted by Columbia/HCA (to acquire Columbia/HCA common stock) in connection with the distribution of LifePoint common stock by Columbia/HCA to the stockholders of Columbia/HCA on May 11, 1999. Effective as of that date, all of the Named Executive Officers' vested Columbia/HCA stock options were automatically converted to options to purchase the Company's common stock with the same economic value as existed under the Columbia/HCA stock options at the time of the distribution on May 11, 1999. The options are immediately exercisable. The Columbia/HCA stock options were granted at an exercise price equal to the closing market price of Columbia/HCA's stock on the grant date.
(4) Options become exercisable in two (2) equal installments on May 21, 1999 and May 11, 2004.
(5) Options become exercisable in two (2) equal installments on June 1, 1999 and May 11, 2004.
(6) Options become exercisable in two (2) equal installments on June 7, 1999 and May 11, 2004.
(7) Options become exercisable in five (5) equal installments on June 7, 1999, June 7, 2000, June 7, 2001, June 7, 2002 and June 7, 2003.
(8) Options originally granted by Columbia/HCA to Mr. Gracey's wife, as to which he disclaims beneficial ownership.

         No options were exercised by the Named Executive Officers in the year ended December 31, 1999. The following table summarizes certain information with respect to unexercised options held as of the end of the fiscal year by the Named Executive Officers:


                         FISCAL YEAR-END OPTION VALUES


                                               NUMBER OF SECURITIES                      VALUE OF
                                              UNDERLYING UNEXERCISED                UNEXERCISED IN-THE
                                                OPTIONS AT FISCAL                 MONEY OPTIONS AT FISCAL
                                                   YEAR-END(#)                         YEAR-END($)(1)
                                         ---------------------------------   --------------------------------

                     NAME                 EXERCISABLE      UNEXERCISABLE       EXERCISABLE     UNEXERCISABLE
                     ----                 -----------      -------------       -----------     -------------
         Scott L. Mercy...............      186,150           413,756           $260,696         $484,069
         James M. Fleetwood, Jr.......      124,079           294,878            182,395          330,034
         Kenneth C. Donahey...........      125,112           294,878            188,147          330,034
         William M. Gracey............       55,849 (2)       131,439             71,783          149,017
         Daniel S. Slipkovich.........       55,839           131,439             78,671          149,017


------------

(1) The closing price for the LifePoint common stock, as reported by the Nasdaq National Market, on December 31, 1999 was $11.8125. Value is calculated on the basis of the difference between the option exercise price and $11.8125, multiplied by the number of shares of LifePoint common stock underlying the option.
(2) Includes options to purchase 416 shares owned by Mr. Gracey's wife, as to which Mr. Gracey disclaims beneficial ownership.

EMPLOYMENT AGREEMENT, TERMINATION OF EMPLOYMENT AGREEMENTS AND CHANGE-IN-CONTROL ARRANGEMENTS

     EMPLOYMENT AGREEMENT OF SCOTT MERCY

         LifePoint is the successor to the America Group, a division created by Columbia/HCA in November 1997 to operate general, acute care hospitals located in non-urban areas. Columbia/HCA established the America Group as an independent, publicly-traded company by distributing all outstanding shares of LifePoint to the stockholders of Columbia/HCA on May 11, 1999 (the "Distribution").

         Columbia/HCA entered into an employment agreement with Scott Mercy effective April 30, 1999, which LifePoint assumed and by which it became bound following the Distribution. In addition, Mr. Mercy received stock option awards in connection with entering into the employment agreement.

         The employment agreement provides for a term of employment of five years with automatic one-year renewals on the fourth and each subsequent anniversary of the effective date of such employment agreement, absent notice of non-extension, subject to earlier termination as provided in the employment agreement, and provides that Mr. Mercy will serve as Chief Executive Officer, a Director and Chairman of the Board of Directors of LifePoint at an annual base salary of $300,000, subject to review at least annually. Pursuant to the employment agreement, Mr. Mercy received a guaranteed bonus of $150,000 (representing 50% of Mr. Mercy's base salary in effect on December 31, 1999) following the close of 1999.

         Effective in fiscal year 2000, the employment agreement provides that Mr. Mercy will have an opportunity to earn an annual target bonus equal to not more than 100% of his base salary, based upon certain annual targets. The target bonus for 2000 has been established at 50% of Mr. Mercy's base salary.

         In the event that Mr. Mercy's employment is involuntarily terminated without "cause" or if he resigns with "good reason", each as defined in the employment agreement, Mr. Mercy will be entitled to payment of his then-current base salary and targeted bonus for the shorter of 24 months or the then-remaining term of the employment agreement, his benefit rights, payments for certain other accrued amounts and the costs of continued insurance coverage. In addition, Mr. Mercy will be entitled to certain payments if his employment is terminated for death or disability. In the event that Mr. Mercy's employment is terminated following the term of the employment agreement, in addition to his benefit rights and a lump-sum payment equal to his accrued payments, under certain circumstances, Mr. Mercy will be entitled to a pro rata portion of 50% of his then-current base salary. Mr. Mercy will be indemnified in the event that any payment or benefit provided to him under the employment agreement would subject Mr. Mercy to an excise tax under Section 4999 of the Internal Revenue Code.

         The employment agreement includes certain restrictive covenants for the benefit of Columbia/HCA and LifePoint relating to non-disclosure by Mr. Mercy of Columbia/HCA or LifePoint's confidential business information and trade secrets and non-competition by Mr. Mercy with regards to any business that is in competition with the hospitals owned by either Columbia/HCA or LifePoint.

    CERTAIN TERMINATION ARRANGEMENTS

         In July 1999, the Company established a severance policy for all of its full-time corporate employees, including the Named Executive Officers. The policy provides that if an employee is involuntarily terminated, except in certain specified circumstances, the employee is entitled to receive severance payments of up to one year's base compensation. The amount of the payments is based on the employee's compensation at the time of termination and the number of completed years of continuous employment.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Compensation Committee of the Board of Directors during 1999 consisted of Ms. Helfer, Dr. Maupin and Messrs. Ezell and Lapham. None of the members of the Compensation Committee have at any time been an officer or employee of the Company nor have any of the members had any relationship with the Company requiring disclosure by the Company.

EXECUTIVE OFFICERS OF THE COMPANY

         The executive officers of the Company are as follows:


NAME                                        AGE    POSITION WITH LIFEPOINT
----                                        ---    -----------------------
Scott L. Mercy.......................       38     Chairman and Chief Executive Officer;
                                                   Director
James M. Fleetwood, Jr...............       52     President and Chief Operating Officer
William F. Carpenter III.............       45     Senior Vice President, General Counsel
                                                   and Secretary
Kenneth C. Donahey...................       49     Senior Vice President and Chief Financial Officer
Neil D. Hemphill.....................       46     Senior Vice President of Administration and
                                                   Human Resources
William M. Gracey....................       46     Division President
Daniel S. Slipkovich.................       42     Division President


         See "Proposal 1: Election of Directors - Class III Director Serving until 2002" for information regarding the background of Mr. Mercy.

         James M. Fleetwood, Jr. is the President and Chief Operating Officer of LifePoint since May 11, 1999. From January 1, 1998 until May 11, 1999, Mr. Fleetwood served as President of the America Group of Columbia/HCA. Mr. Fleetwood served as President of the Florida Group of Columbia/HCA from May 1996 to January 1, 1998; President of the North Florida Division of Columbia/HCA from April 1995 to May 1996; and as Regional Vice President of Healthtrust, Inc. - The Hospital Company prior thereto.

         William F. Carpenter III is a Senior Vice President, General Counsel and Secretary of LifePoint since May 11, 1999. From November 16, 1998 until May 11, 1999, Mr. Carpenter served as General Counsel of the America Group of Columbia/HCA. Mr. Carpenter served as a member of the law firm of Waller Lansden Dortch & Davis, PLLC prior thereto.

         Kenneth C. Donahey is a Senior Vice President and Chief Financial Officer of LifePoint since May 11, 1999. From November 5, 1998 until May 11, 1999, Mr. Donahey served as Senior Vice President and Chief Financial Officer of the America Group of Columbia/HCA. Mr. Donahey served as Senior Vice President and Controller of Columbia/HCA from April 1995 through November 4, 1998; and as Senior Vice President and Controller of Healthtrust, Inc. - The Hospital Company prior thereto.

         Neil D. Hemphill is the Senior Vice President of Administration and Human Resources of LifePoint since May 11, 1999. From September 1, 1998 until May 11, 1999, Mr. Hemphill served as Senior Vice President of Administration and Human Resources of the America Group of Columbia/HCA. Mr. Hemphill served as Senior Vice President of Human Resources of Columbia/HCA from February 1994 to September 1, 1998; and as Vice President of Human Resources of Columbia Healthcare Corporation prior thereto.

         William M. Gracey is a Division President of LifePoint since May 11, 1999. From July 1998 until May 11, 1999, Mr. Gracey served as a Division President of the America Group of Columbia/HCA. Mr. Gracey served as President of Operations Support for the Atlantic Group of Columbia/HCA from January 1998 through June 1998; Division President of Columbia/HCA from September 1995 to December 1997; Chief Operating

Officer of the Pacific Division of Columbia/HCA from February 1995 to September 1995; and as Chief Executive Officer of other facilities of Hospital Corporation of America prior thereto.

         Daniel S. Slipkovich is a Division President of LifePoint since May 11, 1999. From October 1998 until May 11, 1999, Mr. Slipkovich served as a Division President of the America Group of Columbia/HCA. Mr. Slipkovich served as Chief Financial Officer of the America Group of Columbia/HCA from January 1998 to October 1998; Chief Financial Officer and Vice President of the Florida Group of Columbia/HCA from July 1996 to January 1998; Chief Financial Officer and Vice President of the North Florida Division of Columbia/HCA from April 1995 to July 1996; and as Regional Assistant Vice President of Healthtrust, Inc. - The Hospital Company prior thereto.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         This report is submitted by the Compensation Committee pursuant to the rules adopted by the SEC which require disclosure with respect to compensation policies applicable to the Company's executive officers (including the Named Executive Officers), and with respect to the basis for the compensation of Scott
L. Mercy as the Company's Chief Executive Officer. Generally, the Compensation Committee is responsible for establishing and administering the Company's executive compensation policies and programs within the framework and strategy approved by the Board of Directors.

COMPENSATION PHILOSOPHY AND OVERVIEW

         The Committee's general philosophy is that executive officer compensation should

         - Promote stockholder returns by linking compensation with an appropriate balance of near- and long-term objectives and strategies;

         -    Be competitive within the Company's industry and community; and

         - Attract, retain, motivate and reward individuals with the experience and skills necessary to promote the Company's success.

         Consistent with these objectives, the Company adopted its current executive compensation programs. The Committee retained an executive compensation consultant to prepare a report that included a comprehensive analysis of total direct compensation and its individual components relative to competitive market data for each of the Company's executive officer positions. The Committee was particularly sensitive to the need to attract and retain experienced and skilled executives during and beyond the Company's "spin-off" from Columbia/HCA.

COMPENSATION PROGRAM

         Considering all of the forgoing, the Company adopted an executive compensation program consisting of three basic elements: base salary; near-term incentives in the form of annual cash bonuses; and long-term incentives in the form of non-qualified stock options.

         Base Salary. The Company believes that base salary ranges should reflect the competitive employment market for comparable positions in comparable organizations. Individual base salary levels are established based on these guidelines, considering any unique roles and responsibilities and/or the performance of the individual. Future annual increases to base salary will be considered based on an annual assessment of each executive's performance, and the salary budget for the Company.

         Annual Incentives. Annual cash bonuses are intended to motivate executive officers to achieve pre-determined near-term financial and qualitative objectives consistent with the Company's overall business strategies. These bonus opportunities were structured as potential cash awards under the Company's Annual Cash Bonus Plan which, for 1999, covered the period May through December. Target award opportunities for the officers of the Company under the Company's 1999 Plan range from 25% to 50% of their respective base salary levels (pro-rated for the seven month performance period). Actual incentive awards earned under the program can be higher or lower than targeted levels based on actual performance. For 1999, actual awards for officers ranged from 28% to 50%

         Long-Term Incentive. The Company believes that the interests of executives should be aligned with the interests of stockholders through the use of equity-based compensation. Accordingly, the Company makes periodic grants of stock options to key executives in order to align compensation opportunities with the creation of stockholder value. Executive officer grants in fiscal 1999 were approved by the Committee after consideration of each executive officer's relative position and responsibilities and taking into account the options to purchase Columbia/HCA common stock forfeited by such officers in connection with the Distribution. At the time of the Distribution, Messrs. Fleetwood, Donahey, Gracey and Slipkovich received grants of options to purchase 300,000; 300,000; 130,000 and 130,000 shares, respectively (in addition to options received pursuant to the terms of the Distribution upon automatic conversion of vested Columbia/HCA options). In addition, Messrs. Fleetwood, Donahey, Gracey and Slipkovich received grants of options to purchase 109,756; 109,756; 54,878 and 54,878 shares, respectively, during 1999 in connection with purchases of common stock by such executive officers pursuant to the Executive Stock Purchase Plan, as discussed below.

         Other Compensation. As a part of the Company's Executive Stock Purchase Plan, each of the executive officers purchased shares of the Company's common stock during 1999. Pursuant to such plan, Messrs. Fleetwood, Donahey, Gracey and Slipkovich purchased 146,341, 146,341, 73,171 and 73,171 shares, respectively. The Company made interest-bearing, recourse loans to these officers in connection with their purchases pursuant to the plan. For each share purchased, an executive officer received a grant of an option to purchase three-quarters of a share of common stock.

CHIEF EXECUTIVE OFFICER COMPENSATION IN 1999

         The compensation program for the Chief Executive Officer falls under the general compensation strategy, framework and guidelines established for all executive officers of the Company, with specific compensation levels and award opportunities established by the Compensation Committee and approved by the Board.

         For the year ended December 31, 1999, Mr. Mercy's starting base salary was set at $300,000 (41% below the consultant's competitive market analysis). Mr. Mercy received a cash bonus of $150,000 pursuant to the terms of his employment agreement. For the year, Mr. Mercy's total annual cash compensation (base salary plus bonus) was approximately 38% below the consultant's competitive market analysis.

         At the time of the Distribution, Mr. Mercy received grants of options to purchase 380,000 shares (in addition to options received pursuant to the terms of the Distribution upon automatic conversion of vested Columbia/HCA options). In addition, Mr. Mercy received grants of options to purchase 219,512 shares during 1999 in connection with his purchase of 292,683 shares of common stock pursuant to the Executive Stock Purchase Plan. The Company made interest-bearing, recourse loans to Mr. Mercy in connection with his purchases pursuant to the plan.

         Mr. Mercy's total direct compensation (total annual cash compensation plus expected value of options granted at the time of the Distribution) was $1,255,200 on an annualized basis, 13% below consultant's competitive market analysis. The Compensation

Committee is aware of this compensation gap and has honored Mr. Mercy's request to maintain this conservative position at this early stage of Company development.

INTERNAL REVENUE CODE SECTION 162(M)

         The Committee believes that all compensation paid to officers of the Company during the year ended 1999 qualified for deductibility under Section 162(m) of the Internal Revenue Code.



                                             COMPENSATION COMMITTEE

                                             DeWitt Ezell, Jr., Chairman
                                             Ricki Tigert Helfer
                                             William V. Lapham
                                             John E. Maupin, Jr., D.D.S.

                          COMPARATIVE PERFORMANCE GRAPH

         The following graph compares the percentage change of cumulative total stockholder return on the Company's common stock with (a) the performance of a broad equity market indicator, the Nasdaq Stock Market (U.S.) Index (the "Broad Index") and (b) the performance of an industry index, the S & P Health Care (Hospital Management) Index (the "Industry Index"). The graph begins on May 11, 1999, the date on which the Company's common stock first began trading on the Nasdaq National Market, and assumes the investment of $100 on such date in the Company's common stock, the Broad Index and the Industry Index, and reinvestment of all dividends.



--------------------------------------------------------------------------------
                                           5/11/99     6/99     9/99     12/99
--------------------------------------------------------------------------------
LifePoint Hospitals, Inc.                    100       108       70        95
--------------------------------------------------------------------------------
Nasdaq Stock Market (US)                     100       106      109       160
--------------------------------------------------------------------------------
S&P Health Care (Hospital Management)        100        91       85       117
--------------------------------------------------------------------------------


                              CERTAIN TRANSACTIONS

         LifePoint made loans to certain executive officers in connection with such officers' initial purchases of LifePoint common stock under the LifePoint executive stock purchase plan as follows: Messrs. Mercy - $2,977,134; Fleetwood
- $1,488,567; Donahey - $1,488,567; Carpenter - $1,488,567; Hemphill - $695,290;
Gracey - $744,284; and Slipovich - $744,284.

                              STOCKHOLDER PROPOSALS

         If a stockholder wishes to have a proposal considered for inclusion in the Company's proxy materials for the 2001 annual meeting of stockholders, the proposal must comply with the SEC's proxy rules, be stated in writing and be submitted on or before the close of business on December 1, 2000. Additionally, the proxy for next year's annual meeting will confer discretionary authority to vote any shareholder proposal which the Company receives notice of later than the close of business on February 14, 2001. Any proposals should be mailed to the Company at 103 Powell Court, Suite 200, Brentwood, Tennessee 37027,
Attention: William F. Carpenter III, Senior Vice President, General Counsel and Secretary.

                                  OTHER MATTERS

         The Board of Directors is not aware of any other matters to be brought before the annual meeting. If any other matters, however, are properly brought before the annual meeting, the persons named in the enclosed form of proxy will have discretionary authority to vote all proxies with respect to such matters in accordance with their best judgment.

         UPON THE WRITTEN REQUEST OF ANY HOLDER OF THE COMPANY'S COMMON STOCK ENTITLED TO VOTE AT THE 2000 ANNUAL MEETING OF STOCKHOLDERS, THE COMPANY WILL FURNISH, WITHOUT CHARGE, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1999, AS FILED WITH THE SEC. REQUESTS SHOULD BE DIRECTED TO WILLIAM F. CARPENTER III, SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY, LIFEPOINT HOSPITALS, INC., 103 POWELL COURT, SUITE 200, BRENTWOOD, TENNESSEE 37027.


                                            By Order of the Board of Directors,


                                            /s/ William F. Carpenter III


                                            William F. Carpenter III
                                            Secretary

                                                                  APPENDIX A


                            LIFEPOINT HOSPITALS, INC.
                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 11, 2000

         The undersigned hereby authorizes and appoints Kenneth C. Donahey and William F. Carpenter III, or either of them, with power of substitution, as proxies to vote all stock of LifePoint Hospitals, Inc. (the "Company") owned by the undersigned at the annual meeting of stockholders to be held at the Nashville City Center, 511 Union Street, 25th Floor, Nashville, Tennessee, at 10:00 a.m. local time on May 11, 2000, and any adjournment thereof, on the following matters as indicated below and such other business as may properly come before the meeting:

1. [ ] FOR the election as director of both nominees listed: Ricki Tigert Helfer and John E. Maupin, Jr., D.D.S. (except as marked to the contrary below).

     [ ] WITHHOLD AUTHORITY to vote for both nominees listed: Ricki Tigert Helfer and John E. Maupin, Jr., D.D.S.

         INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR AN INDIVIDUAL NOMINEE, WRITE HIS OR HER NAME IN THE SPACE PROVIDED BELOW:

     --------------------------------------------------------------------------

2. Proposal to ratify the appointment of Ernst & Young LLP as the independent auditors of the Company for 2000.

     [ ]  FOR                   [ ]  AGAINST                   [ ]   ABSTAIN

         IN THEIR DISCRETION, THE PROXIES NAMED ABOVE MAY VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

             THIS PROXY MUST BE DATED AND SIGNED ON THE REVERSE SIDE

         This Proxy is solicited on behalf of the Company's Board of Directors.

         This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. A vote against any of the proposals will not count as a vote for adjournment of the annual meeting. If no direction is made, this proxy will be voted (i) FOR the two nominees as Class I directors of the Company and (ii) FOR the proposal to ratify the appointment of Ernst & Young LLP as the independent auditors of the Company for 2000.


                                     Dated:___________, 2000

                                     _________________ Signature of Stockholder

                                     _________________ Signature if held jointly

                                     Please sign exactly as your name appears on this Proxy Card. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

      PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE
                                ENCLOSED ENVELOPE